HEI Exhibit 99

May 12, 2015

Contact:	Clifford H. Chen
	Manager, Investor Relations &	Telephone: (808) 543-7300
	Strategic Planning	E-mail: ir@hei.com

Hawaiian Electric Industries Shareholders Extend Merger Voting Deadline

Approximately 90 percent of votes already cast are in favor of the proposed merger according to the preliminary count
Extension of deadline allows shareholders who have not voted an opportunity to cast their votes

HONOLULU, May 12, 2015 - Hawaiian Electric Industries, Inc. (NYSE: HE) (HEI) today announced that, at the special meeting of HEI shareholders held today, HEI shareholders approved the proposal to extend the deadline for shareholder voting on the proposed merger agreement with NextEra Energy, Inc. (NYSE: NEE). Extending the voting deadline will give shareholders who have not yet voted an opportunity to cast their vote. HEI’s preliminary count indicates that, of the shares HEI shareholders have voted to date, currently approximately 90 percent have been voted in favor of the proposed merger.
“Each shareholder’s vote is important, so we’re extending the voting period to ensure shareholders have every opportunity to express their views,” said Connie Lau, HEI’s president and chief executive officer and chairman of the boards of American Savings Bank and Hawaiian Electric. “Of the votes already cast, approximately 90 percent are currently “FOR” the merger, with these votes in favor representing approximately 70 percent of HEI’s outstanding shares. We’re confident that merging with NextEra Energy will help Hawaiian Electric more quickly achieve the more affordable clean energy future we all want for Hawaii. And we look forward to seeing American Savings Bank continue its strong performance and banking leadership as a standalone company here in the islands.”
While publicly-held companies commonly may proceed with a merger with the affirmative vote of a majority of their outstanding shares, HEI is required under Hawaii law to obtain supermajority approval from 75 percent of its outstanding shares. Currently about 23.7 million shares, representing approximately 22% of HEI’s total shares outstanding, remain unvoted.
Jeff Watanabe, chairman of the board of HEI, said, “We thank the large number of HEI shareholders who have already voted on the proposed merger and encourage those who have not yet voted to use this additional time to do so. The HEI board of directors strongly recommends a vote in favor of the proposed merger with NextEra Energy. The board firmly believes that the proposed transaction represents a transformational opportunity to unlock the value of two strong, local companies, American Savings Bank and Hawaiian Electric, and will deliver significant benefits to our shareholders, our customers, our employees and our communities.”
The Special Meeting of Shareholders will be reconvened on June 10, 2015 at 10:00 a.m. local time at the American Savings Bank Tower, located at 1001 Bishop Street, Honolulu, Hawaii.
HEI SHAREHOLDERS - YOUR VOTE IS IMPORTANT - PLEASE VOTE FOR THE MERGER WITH NEXTERA ENERGY TODAY

The proposed merger with NextEra Energy represents significant value to HEI shareholders. Upon completion of the merger and the spinoff of ASB Hawaii, for each HEI share they hold, shareholders will receive 0.2413 shares of NextEra Energy common stock, 1/3 of a share of ASB Hawaii common stock and a special cash dividend of $0.50 - as of May 8, 2015 this represents a total value estimated at approximately $32.921. Except for the special cash dividend, the value shareholders receive is expected to be tax-free.
The combination is expected to provide Hawaiian Electric with the added resources and access to expertise to strengthen and accelerate Hawaii’s clean energy transformation, while delivering substantial customer benefits, including lower costs. Subject to Hawaii Public Utilities Commission approval, the companies have committed to approximately $60 million in customer savings over four years and to not request an increase in the general base electricity rate for at least four years post-transaction close. More savings are also expected from NextEra Energy’s size and stronger credit rating. Following the close of the transaction, Hawaiian Electric will continue to operate under its current name, be locally managed, and remain headquartered in Honolulu. HEI is one of Hawaii’s most charitable companies and NextEra Energy will continue HEI’s overall current level of corporate giving in Hawaii.

HEI’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS HEI SHAREHOLDERS VOTE “FOR” THE PROPOSED MERGER WITH NEXTERA ENERGY

A vote “FOR” the proposed merger is a vote for a more affordable clean energy future for Hawaii. No matter how many or how few shares HEI shareholders own, each vote is extremely important. The affirmative vote of

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1Based on the median of analyst consensus as of April 24, 2015, the estimated value of 1/3 of a share of ASB Hawaii would have an estimated value of $8.00.

holders of 75 percent of HEI’s outstanding shares is required to approve the proposal to adopt the merger agreement. Failing to vote or abstaining generally has the same effect as a vote against the merger. Please vote “FOR” the proposal to adopt the merger agreement today - by telephone, by Internet or by signing, dating and returning your proxy card.
For more information, please see HEI’s definitive proxy statement, which is filed with the SEC. HEI urges all shareholders to review the definitive proxy statement and other materials as they contain important detailed information about the merger agreement and the reasons why the HEI Board approved the merger agreement.
Valid proxies that have already been submitted prior to the originally scheduled May 12, 2015 meeting will continue to be valid unless properly changed or revoked prior to the reconvened Special Meeting on June 10, 2015. HEI shareholders of record as of the close of business on March 23, 2015 will continue to be entitled to vote at the reconvened meeting.
Shareholders who have any questions or need assistance voting their shares should contact HEI’s proxy solicitor, D.F. King & Co., Inc., toll-free at (866) 853-1834 or via email at gfequiere@dfking.com or HEI’s Shareholder Services Department, toll-free at (866) 672-5841 or via email at invest@hei.com.
Hawaiian Electric Industries, Inc.
HEI supplies power to approximately 450,000 customers or 95% of Hawaii's population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, one of Hawaii's largest financial institutions.

Forward Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” and “target” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. NEE and HEI caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in any forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed merger involving NEE and HEI, including future financial or operating results of NEE or HEI, NEE’s or HEI’s plans, objectives, expectations or intentions, the expected timing of completion of the transaction, the value, as of the completion of the merger or spin-off of HEI’s bank subsidiary or as of any other date in the future, of any consideration to be received in the merger or the spin-off in the form of stock or any other security, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that HEI may be unable to obtain shareholder approval for the merger or that NEE or HEI may be unable to obtain governmental and regulatory approvals required for the merger or the spin-off, or required governmental and regulatory approvals may delay the merger or the spin-off or result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that a condition to closing of the merger or the completion of the spin-off may not be satisfied; the timing to consummate the proposed merger and the expected timing of the completion of the spin-off; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction, including the value of a potential tax basis step up, may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention on merger and spin-off-related issues; general worldwide economic conditions and related uncertainties; the effect and timing of changes in laws or in governmental regulations (including environmental); fluctuations in trading prices of securities and in the financial results of NEE, HEI or any of their subsidiaries; the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity; and other factors discussed or referred to in the “Risk Factors” section of HEI’s or NEE’s most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the “SEC”). These risks, as well as other risks associated with the merger, are more fully discussed in the definitive proxy statement/prospectus that is included in the Registration Statement on Form S-4 that NEE has filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in NEE’s and HEI’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and neither NEE nor HEI undertakes any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information And Where To Find It

In connection with the proposed transaction between NEE and HEI, NEE filed with the SEC a registration statement on Form S-4 that includes a definitive proxy statement of HEI and that also constitutes a prospectus of NEE. The registration statement was declared effective by the SEC on March 26, 2015. HEI first mailed the definitive proxy statement/prospectus to its shareholders on March 30, 2015. NEE and HEI may also file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF HEI ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from NEE’s website (www.investor.nexteraenergy.com) under the heading “Investor Relations” and then under the heading “SEC Filings.” You may also obtain these documents, free of charge, from HEI’s website (www.hei.com) under the tab “Investor Relations” and then under the heading “SEC Filings.” Additional information about the proposed transaction is available at a joint website launched by the companies at www.forhawaiisfuture.com.

Hawaiian Electric Industries Contact
Media
A.J. Halagao
Manager, Corporate & Community Advancement
808-543-5889
info@hei.com

Investor Relations
Cliff Chen
Manager, Investor Relations & Strategic Planning
(808) 543-7300
ir@hei.com

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